EXHIBIT 99.1

First Northern Community Bancorp Reports Second Quarter 2025 Net Income of $5.5 Million
For immediate release

Dixon, Calif., July 29, 2025 — First Northern Community Bancorp (the “Company”, OTCQX: FNRN), holding company for First Northern Bank (“First Northern” or the “Bank”), today reported net income of $9.1 million, or $0.58 per diluted share, for the six months ended June 30, 2025, up 5.0% compared to net income of $8.7 million, or $0.54 per diluted share, for the six months ended June 30, 2024.

Net income for the quarter ended June 30, 2025, was $5.5 million, or $0.35 per diluted share, up 23.6% compared to net income of $4.4 million, or $0.27 per diluted share, for the quarter ended June 30, 2024.
Total assets as of June 30, 2025, were $1.87 billion, a decrease of $16.0 million, or 0.9%, compared to June 30, 2024. Total net loans (including loans held-for-sale) as of June 30, 2025, were $1.06 billion, an increase of $14.1 million, or 1.3%, compared to total net loans (including loans held-for-sale) of $1.05 billion as of June 30, 2024. The increase in net loans was primarily driven by growth in commercial loans, which was partially offset by net reductions in commercial real estate, agricultural, and residential mortgage loans. Total deposits as of June 30, 2025, were $1.66 billion, a decrease of $43.8 million, or 2.6%, compared to June 30, 2024.
The Company continued to be “well capitalized” under regulatory definitions, exceeding the 10% total risk-based capital ratio threshold as of June 30, 2025.
Commenting on the Company’s second quarter financial results, First Northern Bank’s President & Chief Executive Officer, Jeremiah Z. Smith, stated, “We are pleased to report strong second quarter results, with net income increasing by 23.6% compared to the same quarter last year. Our net margin expanded to 3.85%, an increase of 19 basis points from 3.66%, driving a $1.0 million, or 6.1%, increase in net interest income when compared to the year prior. This improvement was due to higher yields on our loan and securities portfolios, along with disciplined deposit pricing that kept interest-bearing liability costs nearly flat during the quarter. We recorded no provision for credit losses in the quarter, due to the release of a $2.8 million specific reserve initially recorded during the first quarter of 2025. The release of specific provision was offset by an increase in pooled and unfunded reserves tied to loan growth and changes in economic forecasts”.
Commenting further, President & CEO Smith stated: “We remain committed to improving shareholder value. During the first two quarters of the year, we repurchased 215,883 shares for total consideration of $2.2 million. Shareholders’ equity improved from $187.8 million on March 31, 2025, to $194.9 million on June 30, 2025 - an increase of $7.1 million, or 3.8%, primarily driven by net income of $5.5 million and a $2.3 million improvement in accumulated other comprehensive loss for the quarter. As a result, book value per share increased $0.51 to $12.32 as of June 30, 2025, up 4.3% compared to March 31, 2025.”

SECOND QUARTER HIGHLIGHTS (UNAUDITED)

Performance and operating highlights for the Company for the periods noted below included the following:

	Three months ended
(in thousands, except per share and share data)	June 30, 2025	March 31, 2025	June 30, 2024
Return on average assets (“ROAA”) (annualized)	1.18%	0.79%	0.95%
Return on average equity (“ROAE”) (annualized)	11.67%	8.23%	10.87%
Pre-tax income	$7,597	$4,956	$6,113
Net income	$5,466	$3,671	$4,424
Net interest margin (annualized)	3.85%	3.64%	3.66%
Cost of funds (annualized)	0.88%	0.86%	0.84%
Efficiency ratio	58.91%	66.62%	58.98%
Basic earnings per common share	$0.35	$0.23	$0.28
Diluted earnings per common share	$0.35	$0.23	$0.27
Weighted average basic common shares outstanding	15,606,764	15,650,176	15,949,825
Weighted average diluted common shares outstanding	15,811,754	15,879,822	16,149,929
Shares outstanding at end of period	15,818,328	15,897,929	16,178,149

Summary Results (Unaudited)

The following is a summary of the components of the Company’s operating results for the periods indicated:

	Three months ended
(in thousands)	June 30, 2025	March 31, 2025	$ Change	% Change
Selected operating data:
Net interest income	$16,953	$15,943	$1,010	6.34%
Provision for credit losses	—	850	(850)	(100.00)%
Non-interest income	1,537	1,453	84	5.78%
Non-interest expense	10,893	11,590	(697)	(6.01)%
Pre-tax income	7,597	4,956	2,641	53.29%
Provision for income taxes	2,131	1,285	846	65.84%
Net income	$5,466	$3,671	$1,795	48.90%

	Three months ended
(in thousands)	June 30, 2025	June 30, 2024	$ Change	% Change
Selected operating data:
Net interest income	$16,953	$15,978	$975	6.10%
Provision for credit losses	—	1,050	(1,050)	(100.00)%
Non-interest income	1,537	1,484	53	3.57%
Non-interest expense	10,893	10,299	594	5.77%
Pre-tax income	7,597	6,113	1,484	24.28%
Provision for income taxes	2,131	1,689	442	26.17%
Net income	$5,466	$4,424	$1,042	23.55%

Balance Sheet Summary (Unaudited)

(in thousands)	June 30, 2025	December 31, 2024	$ Change	% Change
Selected financial condition data:
Total assets	$1,871,990	$1,891,722	$(19,732)	(1.04)%
Cash and cash equivalents	126,851	119,448	7,403	6.20%
Total loans, net (including loans held-for-sale)	1,063,458	1,046,852	16,606	1.59%
Total investments	593,550	633,853	(40,303)	(6.36)%
Total liabilities	1,677,105	1,715,390	(38,285)	(2.23)%
Total deposits	1,663,277	1,700,089	(36,812)	(2.17)%
Total shareholders’ equity	194,885	176,332	18,553	10.52%

Net Interest Income and Net Interest Margin (Unaudited)

The following table shows the components of net interest income and net interest margin for the quarterly periods indicated:

	Three months ended
	June 30, 2025				March 31, 2025			June 30, 2024
(in thousands)	Average Balance	Interest Income/ Expense	Yields Earned/ Rates Paid (1)	Average Balance	Interest Income/ Expense	Yields Earned/ Rates Paid (1)	Average Balance	Interest Income/ Expense	Yields Earned/ Rates Paid (1)
Assets
Interest-earning assets:
Loans	$1,044,581	$14,629	5.62%	$1,042,559	$13,602	5.29%	$1,041,102	$13,830	5.34%
Certificates of deposit	15,112	157	4.17%	15,868	161	4.11%	17,081	171	4.03%
Interest-bearing due from Banks	85,828	1,010	4.72%	70,468	727	4.18%	130,963	1,913	5.87%
Investment securities, Taxable	560,021	4,137	2.96%	587,332	4,348	3.00%	519,789	3,088	2.39%
Investment securities, non-taxable	49,497	391	3.17%	50,403	393	3.16%	38,055	261	2.76%
Other interest-earning assets	10,808	250	9.28%	10,518	272	10.49%	10,518	267	10.21%
Total average interest- earning assets	1,765,847	20,574	4.67%	1,777,148	19,503	4.45%	1,757,508	19,530	4.47%
Non-interest-earning assets:
Cash and due from banks	30,777			34,338			39,630
Premises & equipment, net	7,866			9,145			9,642
Interest receivable and other assets	53,556			52,755			59,523
Total average assets	$1,858,046			$1,873,386			$1,866,303

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing transaction deposits	$383,761	693	0.72%	$385,953	$691	0.73%	$371,657	622	0.67%
Savings and MMDA’s	447,276	1,602	1.44%	451,198	1,550	1.39%	425,601	1,272	1.20%
Time, $250,000 and under	88,024	889	4.05%	99,503	973	3.97%	123,303	1,356	4.42%
Time, over $250,000	51,942	362	2.80%	44,028	346	3.19%	34,605	302	3.51%
FHLB advances	6,593	75	4.56%	—	—	—	—	—	—
Total average interest- bearing liabilities	977,596	3,621	1.49%	980,682	3,560	1.47%	955,166	3,552	1.50%
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	679,144			697,972			732,153
Interest payable and other liabilities	13,505			13,919			15,737
Total average liabilities	1,670,245			1,692,573			1,703,056
Total average stockholders’ equity	187,801			180,813			163,247
Total average liabilities and stockholders’ equity	$1,858,046			$1,873,386			$1,866,303
Net interest income and net interest margin		$16,953	3.85%		$15,943	3.64%		$15,978	3.66%

(1)	For disclosure purposes, yield/rates are annualized by dividing the number of days in the reported period by 365.

About First Northern Bank
First Northern Bank is an independent community bank that specializes in relationship banking. The Bank, headquartered in Solano County since 1910, serves Solano, Yolo, Sacramento, Placer, Colusa, and Glenn counties, as well as the west slope of El Dorado County. Experts are available in small business, commercial, real estate, and agribusiness lending, as well as mortgage loans. The Bank is an SBA Preferred Lender. Real estate mortgage and small-business loan officers are available by appointment at any of the Bank’s 14 branches, including Dixon, Davis, West Sacramento, Fairfield, Vacaville, Winters, Woodland, Sacramento, Roseville, Auburn, Rancho Cordova, Colusa, Willows, and Orland. Non-FDIC insured Investment and Brokerage Services are also available at every branch location. First Northern Bank is rated as a Veribanc “Green-3 Star Blue Ribbon” Bank and a “5-Star Superior” Bank by Bauer Financial for the earnings period ended June 30, 2024 (www.veribanc.com) and (www.bauerfinancial.com). For additional information, please visit thatsmybank.com or call (707) 678-7742. Member FDIC. Equal Housing Lender.
Forward-Looking Statements

This press release and other public statements may include certain “forward-looking statements” about First Northern Community Bancorp and its subsidiaries (the “Company”). These forward-looking statements are based on management’s current expectations, including but not limited to statements about the Company’s performance and focus on improving shareholder value, and are subject to certain risks, uncertainties and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, trade, business, competitive, market and regulatory factors. More detailed information about these risk factors is contained in the Company’s reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ materially from those contained in the forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, and any reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made. For further information regarding the Company, please read the Company’s reports filed with the SEC and available at www.sec.gov.

Contact:
Jeremiah Z. Smith
President & Chief Executive Officer
First Northern Community Bancorp
& First Northern Bank
P.O. Box 547
Dixon, California (707) 678-3041